AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 1996

                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                       AMERICAN BIOGENETIC SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                                11-2655906
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                1375 Akron Street
                             Copiague New York 11726
                                 (516) 789-2600
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------

                           Timothy J. Roach, Treasurer
                       American Biogenetic Sciences, Inc.
                                1375 Akron Street
                            Copiague, New York 11726
                                 (516) 789-2600
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:

                             Richard A. Rubin, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                               ------------------

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                      (facing page continued on next page)

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                        PROPOSED     PROPOSED
TITLE OF                                MAXIMUM      MAXIMUM
EACH CLASS              AMOUNT          OFFERING     AGGREGATE    AMOUNT OF
OF SECURITIES           TO BE           PRICE PER    OFFERING     REGISTRATION
TO BE REGISTERED        REGISTERED(1)   SECURITY(2)  PRICE(2)     FEE
--------------------------------------------------------------------------------



Class A Common Stock,
$.001 par value
per share               30,000 Shares       $5.625     $168,750       $100
--------------------------------------------------------------------------------


(1) Pursuant to Rule 416(b), there is also covered hereby all additional securities resulting from anti-dilution adjustments prior to the completion of the distribution of such registered securities.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(c), the average of the high and low prices of the registrant's Class A Common Stock on The Nasdaq Stock Markets National Market's System on October 4, 1996.

                                ----------------

           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================
INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
================================================================================

                  SUBJECT TO COMPLETION, DATED OCTOBER 7, 1996


PROSPECTUS

--------------------------------------------------------------------------------


                                  30,000 Shares

                       AMERICAN BIOGENETIC SCIENCES, INC.

                              Class A Common Stock

--------------------------------------------------------------------------------

           This Prospectus relates to an aggregate of 30,000 shares (the "Shares") of Class A Common Stock, $.001 par value per share ("Class A Common Stock"), of American Biogenetic Sciences, Inc. (the "Company") which may be offered and sold from time to time, by Gladstone Partners (the "Selling
Stockholder"), including 25,000 Shares which are subject to an option (collectively, the "Option") which entitle the Selling Stockholder to purchase up to 12,500 Shares at an exercise price of $3.00 per share and up to 12,500 Shares at an exercise price of $5.50 per share on or before February 28, 2001.

           The Shares may be offered for sale by the Selling Stockholder from time to time in the over-the-counter market, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Shares may be sold directly by the Selling Stockholder or through one or more broker-dealers. Such broker-dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholder and/or purchasers of Shares for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Stockholder and such broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any discounts, commissions and concessions and any profits realized on any sale of the Shares may be deemed to be underwriting compensation. See "Selling Stockholder" and "Plan of Distribution".

           The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. However, the Company will receive proceeds from the exercise of the Option if exercised. See "Use of Proceeds". The Company will bear all expenses in connection with the filing of the Registration Statement of which this Prospectus forms a part, except that the Selling Stockholder will pay all discounts and commissions payable to broker-dealers and the fees and expenses, if any, of its counsel.

           AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

           The Class A Common Stock is quoted on The Nasdaq Stock Market's National Market System ("Nasdaq/NMS") under the symbol MABXA. On October 4, 1996, the closing price of the Class A Common Stock on Nasdaq/NMS was $5.750 per share.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is October ___, 1996

                              AVAILABLE INFORMATION

           The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information electronically filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). The Common Stock is currently quoted on The Nasdaq Stock Market and such reports and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

           The Company has filed with the Commission, Washington, D.C. 20549, a Registration Statement (No. 333- ) under the Securities Act with respect to the Shares (the "Registration Statement"). As permitted by the rules of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus, and in any document incorporated herein by reference, as to the contents of any contract or any other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such document, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected without charge at the Commission's principal office, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such office upon the payment of the fees prescribed by the Commission. The Registration Statement has been filed through EDGAR and is publicly available through the Commission's Web site (http://www.sec.gov).



                      INFORMATION INCORPORATED BY REFERENCE

           The following documents heretofore filed by the Company with the Commission (File No. 0-19041) pursuant to Section 13(a) of the Exchange Act are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995, (ii) the Company's Quarterly Reports on Form 10- Q for the quarters ended March 31, 1996 and June 30, 1996, (iii) the
Company's Current Report on Form 8-K dated (date of earliest event reported) September 30, 1996 and (iv) the description of the Company's Class A Common Stock contained in the Registration Statement on Form 8-A filed by the Company on February 26, 1991, including any amendment or report filed for the purpose of updating such description. Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus but prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of the filing of such document. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

           THE COMPANY WILL PROVIDE, WITHOUT CHARGE TO EACH PERSON (INCLUDING ANY BENEFICIAL OWNER) TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY DOCUMENT INCORPORATED BY REFERENCE IN THIS PROSPECTUS (OTHER THAN EXHIBITS UNLESS SUCH EXHIBITS ARE EXPRESSLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO AMERICAN BIOGENETIC SCIENCES, INC., 1375 AKRON STREET, COPIAGUE, NEW YORK 11726 (516) 789-2600, ATTENTION: JOSEF C. SCHOELL, VICE PRESIDENT, FINANCE.

                                   THE COMPANY

           American Biogenetic Sciences, Inc. is engaged in the research and development of cardiovascular and neurobiology products for commercial development. The Company's enabling technology is a patented antigen-free mouse colony which allows the generation of highly specific monoclonal antibodies that are difficult to obtain from conventional systems. The Company has utilized this technology to supply antibodies for its innovative in vitro and in vivo diagnostic products.

           Over the last few years the Company has directed its efforts primarily toward the development of cardiovascular and neurobiology products, which has led to the development of the Company's Thrombus Precursor Protein (TpP(TM)) test, an assay for the detection of active thrombosis (blood clots), and Functional Intact Fibrinogen (FiF(TM)) test, an assay to measure levels of fibrinogen in blood, as well as the Company's patented specific monoclonal antibody MH1, with radioisotope, for use as an in vivo imaging agent.

           The Company was incorporated in Delaware on September 1, 1983. The Company's principal executive offices are located at 1375 Akron Street, Copiague, New York 11726, and its telephone number at that address is (516) 789-2600.


                                  RISK FACTORS

An investment in the securities offered hereby is speculative in nature, involves a high degree of risk and should not be made by any investor who cannot afford the loss of his entire investment. In evaluating an investment in the Company, prospective investors should carefully consider the following risk factors in addition to the other information included herein and in the information incorporated and deemed to be incorporated herein by reference (see "Information Incorporated by Reference", above). Certain statements included in this Prospectus (and the information incorporated and deemed to be incorporated herein by reference) concerning the Company's future results, future performance, intentions, objectives, plans and expectations are forward-looking statements. Those statements are subject to a number of known and unknown risks and uncertainties that, in addition to general economic and business conditions, could cause actual results, performance and achievement to differ materially from those described or implied in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below.

           DEVELOPMENT STAGE COMPANY; HISTORY OF LOSSES; ACCUMULATED DEFICIT. The Company commenced operations more than ten years ago and remains in the development stage as it has not yet generated any revenues from product sales, although the Company has received an aggregate of $1,265,000 in licensing fees under collaborative agreements since inception. While the Company has products at various stages of development, there can be no assurance as to when the Company may begin generating revenues from product sales and cease being a development  stage  company.  The  development  of the  Company's  products  has required, and is expected to continue to require, significant research and development, preclinical testing and clinical trials, as well as regulatory approvals. These activities, together with the Company's general and administrative expenses, have resulted in significant losses and are expected to continue to result in significant losses for the foreseeable future. At June 30, 1996, the Company had an accumulated deficit of $37,712,000. The Company's ability to achieve profitability is dependent, in part, on its ability to successfully complete its existing products and products under development, obtain required regulatory approvals and manufacture and market such products directly or through partners. Due to the time before the Company expects to be able to manufacture and commercially market its existing and under development products, the Company expects to incur operating losses for the foreseeable future. The Company's operations are subject to numerous risks associated with the development of pharmaceutical products, including the competitive and regulatory environment in which the Company operates. In addition, the Company may encounter unanticipated problems, including development, manufacturing, distribution and marketing difficulties, some of which may be beyond the Company's financial and technical abilities to resolve. Accordingly, there can be no assurance that the Company's existing, under development or proposed products will prove to be commercially viable, or that the Company will successfully market any products or achieve significant revenues or profitable operations.

           NEED FOR ADDITIONAL FINANCING. At June 30, 1996, the Company had working capital of $8,099,000. ($16,700,000 adjusted to give effect to the estimated net proceeds received by the Company from the sale on September 30, 1996, of an aggregate $9,000,000 principal amount of 7% Convertible Debentures due September 30, 1998). However, the research, development, commercialization, manufacturing and marketing of the Company's existing, under development and proposed products is likely to require financial resources significantly in excess of those presently available to the Company. Accordingly, the Company intends to seek additional financing (which may result in borrowings that could affect its results of operations or the issuance of additional shares of the Company's capital stock and/or rights to acquire additional shares of capital stock that could cause a dilution of the interests of then existing stockholders in the Company). The Company also intends to seek collaborative, licensing, co-marketing or other arrangements with large pharmaceutical companies or other third parties to provide additional funding and clinical expertise to perform tests necessary to obtain regulatory approvals, provide manufacturing expertise and market the Company's products, which may result in the Company sharing the benefits of its products with such third parties as well as sharing with, or relying upon, the management of others for the development, testing and/or marketing of its products.

           There can be no assurance that the Company will be able to arrange financing, collaborative arrangements or other third party arrangements on acceptable terms necessary to fully develop and commercialize any of its products. If the Company is unable to enter into such arrangements or obtain the substantial financing necessary on acceptable terms, it would be unable to complete development of or commercialize its products.

           UNPROVEN PRODUCTS. The Company's existing products and products under development are in the developmental stage and are subject to the risks inherent in the development of products based upon biotechnology. These products require further research, development, testing and regulatory clearance. All of the Company's products will require demonstration of commercial scale manufacturing before any can be proven to be commercially viable. The Company is unable to predict with any degree of certainty when, or if, the research, development, testing and regulatory approval process for any of its products will be completed. There can be no assurance that the Company's technology will result in any product meeting applicable regulatory standards, be capable of being produced in commercial quantities at reasonable costs, be acceptable to the medical community, or be successfully marketed. Accordingly, the Company is unable to predict whether its technology will result in any commercially viable product.

           CERTAIN EFFECTS OF GOVERNMENT REGULATION. The investigation, manufacture, exportation and sale of diagnostic and therapeutic products and vaccines in or from the United States is subject to regulation by the Food and Drug Administration (the "FDA"), including review and/or approval before marketing, as well as by comparable foreign and state agencies. Some in vitro diagnostic products are eligible for an accelerated application process in accordance with Section 510(k) of the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act as a product "substantially equivalent" to another product in commercial distribution in the United States before May 28, 1976. The Company has filed for Section 510(k) regulatory review for its microtiter plate format in vitro TpP diagnostic test and intends to seek such clearance as to a microtiter plate format of its FiF diagnostic test. There can be no assurance that such products, or other in vitro diagnostic test products that the Company may develop, will be eligible to use the 510(k) procedure. Therefore, the Company may be required to utilize other regulatory approval processes which may result in higher costs and require more extensive time in bringing products to market. The Company is proceeding with the development of its in vitro products through use of its resources and through arrangements with contractors and consultants. The cost of obtaining FDA approval for in vivo products (such as is required for the Company's patented specific monoclonal antibody MH1 obtained from the Company's antigen free mouse colony) is far more expensive and time consuming than the costs associated with the review of products for in vitro use. Therefore, the Company intends to seek joint ventures or licensing arrangements with respect to its existing MH1 imaging product and other proposed in vivo products under which the costs associated with the regulatory review and/or approval process will be borne by, or shared with, the joint venturer or licensee. There can be no assurance that the

Company will be able to enter into any such arrangements nor, if it is able to, the terms thereof. Also, there can be no assurance that regulatory review and/or approval will be obtained for its TpP, FiF and MH1 imaging products or for any additional products the Company may develop. Even if regulatory review and/or approval is obtained initially, a marketed product is subject to continual FDA review, and the discovery of previously unknown problems may result in restrictions on a product's marketing or the withdrawal of approval to market the product.

           DEPENDENCE ON ACCEPTANCE BY MEDICAL COMMUNITY. Sales on a commercial basis of the Company's products for use as diagnostics or therapeutics will be substantially dependent on acceptance by the medical community. Widespread acceptance of the Company's in vitro diagnostic tests as a useful adjunct to diagnosis and treatment will require educating the medical community as to the benefits and reliability of such products. Similarly, the use of any products for in vivo diagnosis (including those utilizing mouse antibodies) and therapy will require educating the medical community as to their benefits, reliability, safety and effectiveness. There can be no assurance that any of the Company's products will be accepted in the medical community, and the Company is unable to estimate whether it will be able to, and if so the length of time it would take to, gain such acceptance.

           MARKETING ARRANGEMENTS OR SALES PERSONNEL. During the fourth quarter of 1995, the Company entered into a license and collaboration agreement with a large pharmaceutical company to co-develop and market the Company's TpP assay and to market its TpP test in latex based particle agglutination format and entered into another license agreement with a second large pharmaceutical company for marketing another format of the TpP assay. The Company intends to seek arrangements with other large pharmaceutical companies to market these, its FiF, under development and proposed in vitro products. In the event the Company is unable to enter into other arrangements or if the arrangements which it has entered into or may enter into in the future are not successful, the Company would likely seek to market such products through independent distributors which would require the Company to develop a marketing program to support sales. In such event, the Company would be required, among other things, to pay the expenses of developing promotional literature and aides, hiring sales representatives and completing studies to interest distributors in selling the Company's in vitro diagnostic tests. Any independent distributors that the Company may use would in all likelihood also market competitive products. There can be no assurance that the Company will be able to enter into arrangements for the distribution of any in vitro products on satisfactory terms. Any in vivo products will require the marketing and sales organization of a large pharmaceutical company to establish them in the marketplace. In the event the Company were unable to enter into satisfactory marketing arrangements, it would be unable to commercially market any in vivo products.

           MANUFACTURING FACILITIES. While the Company is presently producing a limited quantity of monoclonal antibodies for testing and evaluation of its in vitro products, there can be no assurances that the Company will be able to either finance or meet FDA regulations for good manufacturing procedures required in order to convert and operate such facility for commercial production of such products. The Company does not intend to establish its own manufacturing operations for its in vivo products unless and until, in the opinion of management of the Company, the size and scope of its business and its financial resources so warrant. The Company has entered into an agreement under which a third party is to manufacture the Company's in vivo diagnostic monoclonal antibody for use in clinical testing. It is the Company's intention to seek additional third parties to manufacture its in vivo monoclonal antibody or enter into a joint venture or license agreement with a partner who will be responsible for future manufacturing. Each joint venture partner or contract manufacturer participating in the manufacturing process of the Company's monoclonal antibody must comply with FDA regulations and file documentation with the FDA to support that part of the manufacturing process in which it is involved. There is no assurance that third parties will be able to manufacture sufficient quantities of the Company's in vivo monoclonal antibody necessary to obtain full FDA clearance, that the FDA will accept the Company's manufacturing arrangements, or that these commercial manufacturing arrangements can be obtained on acceptable terms.

           PATENTS AND PROTECTION OF PROPRIETARY INFORMATION. The Company's policy is to seek patent protection for its products and products resulting from any development and licensing arrangements into which the Company may enter. Such patents generally require one to five years before issuance. There can be no assurance that any pending or future patent applications will issue as patents. If patents do not issue from present or future patent applications, the Company may be subject to greater competition. Moreover, other technology which does not infringe upon the Company's technology could be independently developed by others who would then be free to use the technology in competition with the Company. Also, there can be no assurance that any of the patents which the Company has obtained or which may be issued in the future will provide the Company with significant competitive advantages, or that challenges will not be instituted against the validity or enforceability of any such patents or, if instituted, that such challenges will not be successful. The cost of litigation to uphold the validity of a patent and prevent infringement can be substantial even if the Company were to prevail. Furthermore, there can be no assurance that others have not independently developed, or will not develop, similar technologies and products or will not develop distinctively patentable technology duplicating the Company's technology or design around the patented aspect of the Company's technologies and products or that the Company will not infringe patents or other rights owned by others, licenses to which may not be available to the Company or, if available, may not be available on commercially reasonable terms.

           In certain cases, the Company may rely on trade secrets and contractual confidentiality agreements with consultants, employees and others to protect any proprietary technology that it develops. There can be no assurance that trade secrets will be developed, or that secrecy obligations will be honored, or that others will not independently develop similar or superior technology. The Company's scientific advisors may be employed by or have agreements with third parties and any inventions discovered by such individuals may not necessarily become the property of the Company.

           COMPETITION;  RAPID TECHNOLOGICAL CHANGES. Many companies,  including large pharmaceutical, chemical, biotechnology and agricultural concerns, universities and other research institutions, with financial resources and research and development staffs and facilities substantially greater than those of the Company, as well as a number of small companies, are engaged in researching and developing products which are or may be similar to, or competitive with, the Company's existing, under development and proposed products.

           Other products now in use, presently undergoing the regulatory approval process, or under development by others may perform similar functions as the Company's existing, under development and proposed products. The industry is characterized by rapid technological advances, and competitors may develop products which may render the Company's existing, under development and proposed products obsolete or which have advantages over the Company's products, such as greater accuracy and precision or greater acceptance by the medical community. In addition, competitors may be able to complete the regulatory approval process sooner and, therefore, market their products earlier than the Company.

           RETENTION AND ATTRACTION OF KEY PERSONNEL. The success of the Company may be dependent on the efforts of Alfred J. Roach, Chairman of the Board of Directors and a major stockholder of the Company, Dr. Paul E. Gargan, President, Chief Scientific Officer and a Director of the Company, and P. Scott Waterhouse, Executive Vice President and Chief Operating Officer of the Company. Only Dr. Gargan is a party to an employment agreement with the Company. The loss of the services of Mr. Roach, Dr. Gargan or Mr. Waterhouse, as well as certain other personnel, could adversely affect the Company's business and prospects.

           Because of the nature of its business, the Company's success is dependent upon its ability to attract and retain technologically qualified personnel, particularly research scientists. There is substantial competition for qualified personnel, including competition from companies with substantially greater resources than the Company. There is no assurance that the Company will be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable it to conduct its business, and it may be time consuming and costly to recruit qualified personnel.

           The Company's scientific advisors are employed by or work for others, and they are expected to devote only a small portion of their time to the Company. In addition, these individuals have employment, consulting or other advisory arrangements with other entities and, as a result, their obligations to these other entities may conflict or compete with their obligations to the Company.

           PRODUCT LIABILITY; ABSENCE OF INSURANCE COVERAGE. The testing, marketing and sale of pharmaceutical products entails a risk of product liability claims by consumers and others. Additionally, the Company's monoclonal antibodies are generated from an antigen free mouse colony and instances of the human immune system negatively reacting to mouse derived antibodies have been reported by others. Product liability claims may be asserted by physicians, laboratories, hospitals or patients relying upon the results of the Company's diagnostic tests. Claims may also be asserted against the Company by end users of the Company's products, including persons who may be treated with any in vivo diagnostic or therapeutics.

           Certain distributors of pharmaceutical products require minimum product liability insurance coverage as a condition precedent to purchasing or accepting products for distribution. Failure to satisfy such insurance requirements could impede the ability of the Company to achieve broad distribution of products, which would have a material adverse effect upon the business and financial condition of the Company.

           The Company does not maintain product liability insurance coverage and, although the Company will attempt to obtain product liability insurance prior to the marketing of its existing or under development products, there is no assurance that the Company will be able to obtain such insurance or, if obtained, that such insurance can be acquired at a reasonable cost or will be sufficient to cover all possible liabilities. In the event of a successful suit against the Company, lack or insufficiency of insurance coverage could have a material adverse effect on the Company.

           CONTROL BY ALFRED J. ROACH. As at September 30, 1996, Alfred J. Roach, Chairman of the Company's Board of Directors, owned and had the power to vote all 1,375,500 outstanding shares of the Company's Class B Common Stock and 513,250 shares of the Company's Class A Common Stock (and held immediately exercisable options to purchase an additional 1,017,500 shares of the Company's Class A Common Stock). Each share of Class B Stock is entitled to ten votes, while each share of Class A Common Stock is entitled to one vote. Accordingly, at such date, Mr. Roach was entitled to cast approximately 47.6% of all votes entitled to be cast by stockholders at meetings or by consent without a meeting.

           POTENTIAL ISSUANCES OF SHARES. In addition to the 16,210,673 shares of Class A Common Stock outstanding on September 30, 1996, the Company had 10,328,504 shares of Class A Common Stock reserved for future issuance as follows: (i) 1,375,500 shares were reserved for issuance upon conversion of Class B Common Stock, (ii) 3,010,250 shares were reserved for issuance upon the exercise of outstanding options under the Company's 1986 Stock Option Plan (which plan has expired as to the future grant of options) at prices ranging from $1.50 to $10.00 per share, (iii) 1,000,000 shares were reserved for issuance upon the exercise of options granted or which may be granted in the future under the Company's 1996 Stock Option Plan, under which options to purchase 100,000 shares, at an exercise price of $4.78 per share, were outstanding, (iv) 487,500 shares were reserved for issuance upon the exercise of options granted or which may be granted in the future under the Company's 1993 Non-Employee Director Stock Option Plan, under which options to purchase 80,000 shares at exercise prices ranging from $2.75 to $6.75 per share were outstanding, (v) 3,052,500 shares, representing the maximum number of shares issuable upon conversion of $9,000,000 principal amount of the Company's 7% Convertible Debentures due September 30, 1998 (including interest for one calendar quarter since any accrued but unpaid interest is also convertible into Common Stock), were reserved for issuance upon conversion of such Debentures which are convertible to the extent of 25% of the principal amount thereof commencing on the earlier of the effective date a registration statement under the Securities Act (which the Company is to file on or prior to October 20, 1996) covering the underlying shares or December 29, 1996, and on each of the 30th, 60th and 90th days thereafter, at a conversion price equal to 83% of the average closing bid prices of the Company's Class A Common Stock for the five consecutive trading days ending on the trading day immediately prior to the conversion date, subject to a minimum conversion price of $3.00 per share and a maximum conversion price of $8.00 per share, provided that if the conversion price would otherwise be less than $3.00 per share, the Debentureholder will also be entitled to receive an amount of cash equal to the decrease in the number of shares issued as a result of such limit multiplied by such market price of the Company's Class A Common Stock, (vi) a minimum of 605,655 shares were reserved for issuance upon conversion of the $1,900,000 principal amount of the Company's 8% Convertible Debentures due October 13, 1998, which were outstanding on September 30, 1996 and convertible (with interest from October 13, 1995) at a price equal to the lesser of $3.375 or 85% of the average closing bid price of the Company's Class A Common Stock for the five trading days prior to the conversion date, and (vii) 797,099 shares (including the Shares) were reserved for issuance upon the exercise of warrants and options issued to unaffiliated third parties (at exercise prices ranging from $2.25 to $6.75 per share). The issuance of reserved shares would dilute the equity interest of existing stockholders and could have a significant adverse effect on the market price of the Company's Class A Common Stock. See also "--Shares Eligible for Future Sale", below.

           NO DIVIDENDS. The holders of Class A and Class B Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. To date, the Company has not paid any cash dividends. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition, and other relevant factors. The Board does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations. As the Company will be required to obtain additional financing, it is likely that there will be restrictions on the Company's ability to declare any dividends.

           SHARES ELIGIBLE FOR FUTURE SALE. At September 30, 1996, the Company had outstanding 16,210,673 shares of Class A Common Stock and 1,375,500 shares of Class B Common Stock (which are convertible into Class A Common Stock on a share for share basis). Of such shares, approximately 15,606,223 shares of Class A Common Stock are presently freely transferable without restriction under the Securities Act.

           Of the remaining 1,979,950 outstanding shares (including the 1,375,500 shares of Class A Common Stock issuable upon conversion of Class B Common Stock), 1,974,950 shares are held by persons who may be deemed to be "affiliates" of the Company and are presently eligible for sale under Rule 144 promulgated by the Commission under the Securities Act ("Rule 144"). Rule 144 provides, in general, that all persons (including affiliates) who have satisfied a two year holding period with respect to "restricted securities", as well as affiliates with respect to all other securities held by them, may, subject to fulfillment of certain requirements, sell within any three month period a number of shares of Class A Common Stock which does not exceed the greater of 1% of the then outstanding shares of Class A Common Stock or the average weekly trading volume in Class A Common Stock during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of "restricted securities" without any quantity or other limitation by a person who is not an affiliate of the Company (and has not been an affiliate for at least three months preceding the sale) and who has satisfied a three year holding period. "Affiliates" are persons who control, are controlled by or are under common control with the Company.

           Upon issuance of the 30,000 Shares covered by this Prospectus, such Shares will also be freely transferable without restriction under the Securities Act subject to applicable Prospectus delivery requirements. In addition, all 605,655 shares that may be issued upon conversion of the Company's 8% Convertible Debentures are likely to be tradeable without restriction upon such conversion, and all shares issuable upon the exercise of options under the Company's stock option plans have been registered for issuance with the Securities Act and, unless held by "affiliates" of the Company (who will be able to sell such shares by complying with Rule 144, discussed above, but without any additional holding period), will be freely tradeable upon issuance. Furthermore, the Company has filed separate registration statements under the Securities Act concerning the resale of (i) 100,000 shares of Class A Common Stock subject to options held by a former consultant and (ii) 350,000 shares of Class A Common Stock subject to warrants held by the underwriter of a public offering conducted by the Company. In addition, the Company has undertaken to file with the Commission, on or prior to October 20, 1996, a registration statement under the Securities Act covering the maximum number of shares of Class A Common Stock (3,052,500) issuable upon the conversion of $9,000,000 principal amount of 7%
Convertible Debentures issued by the Company on September 30, 1996, which registration statement will also cover 15,618 shares of Class A Common Stock subject to warrants held by the placement agent for such 7% Convertible Debentures. See "--Potential Issuances of Shares", above.

           Any sale of a substantial number of the foregoing shares could have a significant adverse effect on the market price of the Company's Class A Common Stock.

           NO ASSURANCE OF CONTINUED NASDAQ/NMS LISTING. The Nasdaq/NMS requires, for continued listing thereon, that a Company maintain among other criteria, tangible net worth of at least $4,000,000 (to be reduced if the Company attains profitability) and an aggregate market value of shares held by persons other than officers or directors of at least $1,000,000 (with a minimum bid price of $1.00 per share) or such aggregate market value of at least $3,000,000 and tangible net worth of at least $4,000,000, as well as compliance with various other rules. There can be no assurance that the Company will continue to be eligible for trading on Nasdaq/NMS.


                                 USE OF PROCEEDS

           The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholder. However, the Company will receive $3.00 per share to the extent the Selling Stockholder elects to purchase up to 12,500 Shares subject to the Option and an additional $5.50 per share to the extent the Selling Stockholder elects to purchase up to an additional 12,500 Shares subject to the Option, or an aggregate of $106,250 if the entire Option is exercised (resulting in the issuance of an aggregate of 25,000 shares of Class A Common Stock). Such proceeds (before giving effect to the expenses of this offering, estimated at $5,000) will be used by the Company for working capital.


                               SELLING STOCKHOLDER

           Gladstone Partners, the Selling Stockholder, has advised the Company that, except for the 5,000 Shares presently owned by it and the 25,000 Shares subject to the Option (the aggregate of which represents less than 1% of the outstanding Class A Common Stock), all of which is being offered hereby, it is not the beneficial owner of any shares of capital stock of the Company and that, immediately following the sale of the Shares offered hereby, will own no shares of capital stock of the Company.

           The 5,000 Shares presently owned by the Selling Stockholder and the Option were issued to the Selling Stockholder pursuant to an agreement under which the Selling Stockholder served as a consultant to the Company from October 6, 1995 until June 30, 1996 primarily in the marketing of the Company's products and intellectual property and in the implementation of opportunities therefor.

           The Registration Statement (of which this Prospectus forms a part) was filed at the request of the Selling Stockholder made in accordance with the registration rights provided in the Option. The Company has agreed in the Option to indemnify the Selling Stockholder and certain related persons against certain liabilities, including liabilities under the Securities Act, in certain instances related to the Registration Statement.


                              PLAN OF DISTRIBUTION

           The Shares may be offered for sale by the Selling Stockholder from time to time in the over-the-counter market, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Shares may be sold directly by the Selling Stockholder or through one or more broker-dealers. Such broker-dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholder and/or purchasers of Shares for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Stockholder and such broker-dealers may be deemed to be "underwriters" within the meaning of the of Securities Act, and any discounts, commissions and concessions and any profit realized on any sales of the Shares may be deemed to be underwriting compensation.


                                  LEGAL MATTERS

           The validity of the Shares offered hereby will be passed upon by Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036.


                                     EXPERTS

           The consolidated financial statements, including the related notes and schedules thereto, as of December 31, 1995 and for each of the three years in the period then ended, which are incorporated by reference in this Prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

=====================================      =====================================

    No person  has been  authorized
in  connection  with  the  offering
made hereby to give any information
or to make any  representation  not
contained in this  Prospectus  or a
supplement to this Prospectus, and,
if given or made, such  information
or   representation   must  not  be
relied    upon   as   having   been
authorized  by  the  Company,   the
Selling  Stockholder  or any  other
person. Neither this Prospectus nor                    30,000 Shares
any  supplement to this  Prospectus
constitutes  an  offer to sell or a
solicitation  of an  offer  to buy,          AMERICAN BIOGENETIC SCIENCES, INC.
any   securities   other  than  the
securities  to which it  relates or
an    offer    to   sell   or   the                    Common Stock
solicitation  of an  offer  to  buy
such securities in any jurisdiction
where, or to any person to whom, it
is  unlawful  to make such an offer
or   solicitation.    Neither   the
delivery of this Prospectus nor any
supplement to this  Prospectus  nor
any   sale   made    hereunder   or                     PROSPECTUS
thereunder    shall,    under   any
circumstances,      create      any
implication  that there has been no
change  in  the   affairs   of  the
Company  since  the date  hereof or
thereof  or  that  the  information
contained  herein is  correct as of
any time subsequent to the dates as                   October    , 1996
of  which   such   information   is
furnished.


         -----------------

         TABLE OF CONTENTS
                                Page
                                ----

Available Information........... 2
Information Incorporated by
 Reference...................... 2
The Company..................... 3
Risk Factors.................... 3
Use of Proceeds................. 8
Selling Stockholder............. 9
Plan of Distribution............ 9
Legal Matters...................10
Experts.........................10

=====================================      =====================================

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

           It is estimated that the following expenses (all of which are being borne by the Company) will be incurred in connection with the proposed offering under this Registration Statement:

                 Filing Fee for Registration Statement........ $    100.00
                 Legal and accounting fees and expenses.......    4,000.00
                 Miscellaneous................................      900.00
                                                              ------------
                 Total                                        $   5,000.00
                                                              ============


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines such person is fairly and reasonably entitled to indemnity for such expenses. Article VII of the registrant's By-laws provides for indemnification of directors, officers, employees and agents of the Company to the full extent permitted under Delaware law. In addition, Article TENTH of the registrant's Restated Certificate of Incorporation provides, in general, that no director of the registrant shall be personally liable to the registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (which provides that under certain circumstances, directors may be jointly and severally liable for willful or negligent violations of the DGCL provisions regarding the payment of dividends or stock repurchases or redemptions), as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.

           Pursuant to the provisions of the Option, the Company has agreed to indemnify and hold harmless the Selling Stockholder, its partners, officers and directors and each person, if any, who controls (within the meaning of Section 15 of the Securities Act) the Selling Stockholder in respect of any losses, claims, damages or liabilities, joint or several, to which the indemnified persons may become subject, under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement covering the registration of the Shares or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except to the extent that such untrue statement or omission or alleged untrue statement or omission is based upon information furnished to the Company by the Selling Stockholder or any of its representatives for use in such registration statement. The Company has agreed to reimburse the indemnified persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

ITEM 16.             EXHIBITS.

4.01 Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware on July 30, 1996. Incorporated by reference to Exhibit 4.01 to the Company's Registration Statement on Form S-8, File No. 333-09473.

4.02 Amended and Restated By-Laws of the Company. Incorporated by reference to Exhibit 4.02 to the Company's Registration Statement on Form S-8, File No. 333-09473.

5.01* Opinion and consent of Parker Chapin Flattau & Klimpl, LLP as to the legality of the Class A Common Stock being offered.

23.01*         Consent of Arthur Andersen LLP.

23.02*         Consent of Parker  Chapin  Flattau & Klimpl,  LLP  (contained  in
               Exhibit 5.01).

24.01*         Powers of Attorney.

------------------------
*      Filed herewith


ITEM 17.   UNDERTAKINGS.

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Copiague, State of New York, on the 7th day of October, 1996.


                                           AMERICAN BIOGENETIC SCIENCES, INC.


                                           By:   /s/ Alfred J. Roach
                                              -------------------------
                                               Alfred J. Roach, Chairman of
                                                             the Board


           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 7th day of October, 1996.

     Signature                                 Title
     ---------                                 -----


  /s/ Alfred J. Roach            Chairman of the Board (Chief Executive Officer)
--------------------------
     Alfred J. Roach


  /s/ Josef C. Schoell           Vice President, Finance (Principal Financial
--------------------------            and Accounting Officer)
     Josef C. Schoell


* /s/ Paul E. Gargan             Director and Accounting Officer)
--------------------------
     Paul E. Gargan


* /s/ Ellena M. Byrne            Director
--------------------------
     Ellena M. Byrne


* /s/ Joseph C. Hogan            Director
--------------------------
     Joseph C. Hogan


* /s/ Timothy J. Roach           Director
--------------------------
     Timothy J. Roach


* /s/ William G. Sharwell        Director
--------------------------
     William G. Sharwell

*By: /s/ Josef C. Schoell
--------------------------
      Josef C. Schoell,
      Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
Number

4.01 Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware on July 30, 1996. Incorporated by reference to Exhibit 4.01 to the Company's Registration Statement on Form S-8, File No. 333-09473.

4.02       Amended  and  Restated  By-Laws  of  the  Company.   Incorporated  by
           reference to Exhibit 4.02 to the Company's Registration Statement on Form S-8, File No. 333-09473.

5.01* Opinion and consent of Parker Chapin Flattau & Klimpl, LLP as to the legality of the Class A Common Stock being offered.

23.01*     Consent of Arthur Andersen LLP.

23.02*     Consent of Parker Chapin Flattau & Klimpl,  LLP (contained in Exhibit
           5.01).

24.01*     Powers of Attorney.
------------------------
*    Filed herewith